UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 3, 2018

AVISTA CORPORATION
(Exact name of registrant as specified in its charter)

Washington	1-3701	91-0462470
(State of other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1411 East Mission Avenue, Spokane, Washington	99202-2600
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	509-489-0500
Web site: http://www.avistacorp.com

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 8 – Other Events
Item 8.01 Other Events.
On April 3, 2018, Avista Corporation (Avista Corp. or the Company) and Hydro One Limited (Hydro One) filed a settlement agreement in the merger proceeding before the Regulatory Commission of Alaska (RCA) recommending approval of the acquisition of the Company by Hydro One (the transaction). The settlement agreement is with the City and Borough of Juneau, the only intervenor in the case. Avista Corp. serves customers in Juneau, Alaska through its subsidiary utility, Alaska Electric Light and Power (AEL&P).
The settlement agreement includes specific commitments by the Company to preserve the ownership structure and current operations of AEL&P, ensure customer rates will not be impacted by the transaction, enhance community giving and provide a $1 million rate credit over five years for AEL&P’s customers. This rate credit period would begin at the close of the transaction.
The settlement also provides that any transfer of the Snettisham Hydroelectric Project will not occur without RCA approval and a determination that such transfer would be in the public interest, formalizes AEL&P’s interconnection process and outlines a process for a biennial AEL&P system and planning presentation.
The settlement agreement is subject to RCA review and approval. The parties have requested a decision from the RCA within 30 days of filing the settlement agreement.
An all-party settlement agreement was filed with the Washington Utilities and Transportation Commission on March 27, 2018. The transaction received approval from the Federal Energy Regulatory Commission on January 16, 2018 and from Avista Corp. shareholders on November 21, 2017. Hydro One and Avista Corp. continue to anticipate closing the transaction in the second half of 2018.
Applications for regulatory approval of the transaction are still pending with utility commissions in Washington, Idaho, Oregon, Montana and Alaska. Approval must be obtained from the Federal Communications Commission. Also required is clearance by the Committee on Foreign Investment in the United States, and compliance with applicable requirements under the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, as well as the satisfaction of other customary closing conditions.
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVISTA CORPORATION
(Registrant)

Date:	April 4, 2018	/s/ Mark T. Thies
Mark T. Thies
Senior Vice President,
Chief Financial Officer, and Treasurer